EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The following is a listing of the subsidiaries of B&D Food Corp.:

Subsidiary	Jurisdiction of Incorporation

BDFC Brasil Alimentos LTDA.	Brazil